EXHIBIT 23(a)




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of The B.F.Goodrich Company Common Stock under the 1992 Stock Option and Incentive Plan of Coltec Industries Inc and the 1994 Stock Option Plan for Outside Directors of Coltec Industries Inc, of our report dated February 5, 1999, with respect to the consolidated financial statements of The B.F.Goodrich Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                      /s/Ernst & Young LLP
                                                      --------------------
                                                      ERNST & YOUNG LLP



Cleveland, Ohio
April 9, 1999